                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES ACT OF 1934

      Date of Report (Date of earliest event reported): January 26, 1998

                             --------------------

                             RACOM SYSTEMS, INC.
         (Exact name of registrant as specified in its charter)

                                   Delaware
           (State of or other jurisdiction of incorporation)

                                   000-21907
                           (Commission File Number)

                                   84-1182875
                      (IRS Employer Identification No.)

             6080 GREENWOOD PLAZA BLVD., GREENWOOD VILLAGE, CO
             --------------------------------------------------
                   (Address of principal executive offices)
                                    80111
                                 (Zip code)
                                303-771-2077
                   (Telephone number, including area code)

ITEM 5 - OTHER EVENTS:

On January 16, 1998, Racom Systems, Inc. announced the appointment of John A. Hinds to its board of directors. Mr. Hinds, an executive vice president of VeriFone, Inc. until July 1996, replaces board member David Sikes, chairman and CEO of Ramtron International Corp., who is leaving to focus on the growing demand for his time to manage Ramtron's specialty memory products.

While at VeriFone, Mr. Hinds was responsible for all field operations worldwide, including engineering, marketing, and sales for products in the U.S. and in more than 80 countries internationally. He joined VeriFone in March 1993 from AT&T, where he served as senior vice president, international, of the parent company and president of AT&T International. Prior to AT&T, Mr. Hinds spent 11 years with the General Electric company in a variety of management positions. Mr. Hinds was also president of the Geneva-based International Organization for Standardization for the 1992-1994 term.

Since 1996, Mr. Hinds has served the Board of Directors and has provided consulting services to various domestic and international business, cultural, and educational organizations.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RACOM SYSTEMS, INC.

                                       By: /s/ Richard L. Horton
                                          ---------------------------------
                                          Richard L. Horton
                                          President and CEO


Date: January 26, 1998